UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 23, 2018

FORESCOUT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38253	51-0406800
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
190 West Tasman Drive
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 213-3191
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 23, 2018, ForeScout Technologies, Inc. (the "Company") held its 2018 Annual Meeting of Stockholders (the "Annual Meeting"). At the beginning of the Annual Meeting, proxies representing 23,334,228 shares of the Company’s common stock, or approximately 59.32 % of the total shares entitled to vote, were present in person or by proxy. The matters before the Annual Meeting were described in more detail in the Company’s definitive proxy statement (the "Proxy Statement") filed with the United States Securities and Exchange Commission on April 10, 2018.
Proposal One - Election of Directors. The following nominees were elected as Class I directors to serve until the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Yehezkel Yeshurun	23,350,820	2,488,229	2,709,884
Enrique Salem	23,311,045	2,528,004	2,709,884
Theresia Gouw	22,518,547	3,320,502	2,709,884
Proposal Two - Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2018 was ratified.

Votes For	Votes Against	Abstentions
27,765,669	689,344	93,920
For purposes of clarity and as described in the Proxy Statement, abstentions had the same effect as a vote against for Proposal Two - Ratification of the Appointment of Independent Registered Public Accounting Firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESCOUT TECHNOLOGIES, INC.

Date: May 29, 2018	By:	/s/ Darren J. Milliken
Darren J. Milliken Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer